UNITED STATES

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Ingram Micro / HNA Group Global Town Hall – February 17, 2016

Highlight Video Transcription

Alain Monié: As you can see by the way I’m dressed, there must be something special going on.

Audience: [LAUGHTER]

Alain: This is a very important, very exciting day for Ingram…and we’re going to be telling you a little more about what this deal means to you, to our customers, to our vendors… and to the future of our company.

We entered into an agreement to be acquired by the HNA Group through one of their subsidiaries, Tianjin Tianhai.

It’s an all-cash transaction at a price that you can see of $38.90.

The most important message here, and I will start with that and I will finish with that:

Nothing will change except the ownership of the company.

So, nothing will change for you, for our customers, for our vendors, (and) for our strategies.

I think it’s very important to keep that in mind.

So… why is this good for us?

It will give us a lot more flexibility to execute and to invest in new businesses.

As you know, I was here not too long ago reminding you what our strategy is.

Hopefully that was useful and structured. This strategy, as I said, is not changing except for one thing.

Probably we’re going to be able to do it a lot quicker and more effectively under this association.

So that’s very good for us, we can accelerate investments.

We can leverage HNA’s logistics, and then you will see it’s a huge group that has many different businesses, one of them is the logistics side, which we use a lot as you know, and so that’s going to be one of the very strong leverages.

On the other hand, I think with our global presence, our presence in more than 42 countries today with their own local management expertise knowledge, know how, infrastructure, I think we can help HNA really reach into new territories, new businesses through our help.

So that is really a win-win situation here that I see. I can’t wait for that to happen as soon as we close.

Adam Tan: Well, thank you everyone. I’m so happy and little bit excited to be here.

Ingram is one of the best companies – one of the best worldwide known brand names. We will keep it.

And we will keep the people.

We have 11 public companies, and Tianhai is one of our subsidiary public companies.

And in HNA Group, we have a lot of hotels.

And then you can see we are also the global range the apprentice company, and we operate in a different part of the world and are headquartered in Hainan… and second headquarter in Beijing.

The Avolon is a New York listed company, and $7.6 billion in terms of the total asset. We just closed this transaction.

And now the HNA Group owning Avolon is ranked number four biggest aircraft leasing company in the world.

Swissport – a lot of people know Swissport – this is a great worldwide brand name, Swissport.

They have more than 60,000 employees.

And one other company I would like to mention is GE Seaco. And Seaco company after, merged with another company, Cross Corners, which is located in San Francisco.

And now we become number one biggest container-box leasing company in the world.

Azul is a Brazilian airline and now we’re doing Azul where we become the number one, the biggest shareholder of Azul, in Brazil.

Ingram is a great company.

You cover 170 countries – great company – and with great people.

Without great people, you cannot build out a great company, certainly a great CEO and chairman.

But at this stage, the middle-level people and the country managers and the people who work outside the United States, they are all very important to build up the whole network.

I already committed to the board. We are going to give more money. You’ll see.

Ingram will acquire more business and touch the more different type of the area of the business.

We’re hiring. We are going to hire more people.

We together can bring more profit, more benefit to the whole world.

America and China together – we can bring (a) better life – peaceful life, for the whole global.

That’s our target.

That’s our Ingram and HNA together – will bring the future value to the society.

Thank you very much! Thank you!

Alain: Thank you, Adam.

Adam: Thank you.

Alain: Great speech.

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Additional Information

In connection with the proposed merger, Ingram Micro will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) from the “Investors” section of Ingram Micro’s website or by contacting Ingram Micro’s investor relations department via e-mail at damon.wright@ingrammicro.com

Participants in the Solicitation

Ingram Micro and its directors, executive officers and other members of its management and employees as well as Tianjin Tianhai and the HNA Group and their respective directors and officers may be deemed to be participants in the solicitation of proxies from Ingram Micro’s stockholders with respect to the merger. Information about Ingram Micro’s directors and executive officers and their ownership of Ingram Micro’s common stock is set forth in the proxy statement for Ingram Micro’s 2015 Annual Meeting of Stockholders and Ingram Micro’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Ingram Micro’s directors and executive officers in the merger, which may be different than those of Ingram Micro’s stockholders generally, by reading the proxy statement (when available) and other relevant documents regarding the merger, which will be filed with the SEC.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this communication that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro’s business, financial condition and results of operations. Ingram Micro disclaims any duty to update any forward-looking statements. Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) changes in macro-economic and geopolitical conditions can affect our business and results of operations; (2) our acquisition and investment strategies may not produce the expected benefits, which may adversely affect results of operations; (3) we are dependent on a variety of information systems, which, if not properly functioning, and available, or if we experience system security breaches, data protection breaches or other cyber-attacks, could adversely disrupt our business and harm our reputation and net sales; (4) the validity, subsistence and enforceability of the patent portfolio that we currently hold or acquire may be challenged, and we have a risk of being involved in intellectual property disputes that could cause us to incur substantial costs, divert the efforts of management or require us to pay substantial damages or licensing fees; (5) failure to retain and recruit key personnel would harm our ability to meet key objectives; (6) we operate a global business that exposes us to risks associated with conducting business in multiple jurisdictions; (7) our failure to adequately adapt to industry changes could negatively impact our future operating results; (8) we continually experience intense competition across all markets for our products and services; (9) termination of a key supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (10) substantial defaults by our customers or the loss of significant customers could negatively impact our business, results of operations, financial condition or liquidity; (11) changes in, or interpretations of, tax rules and regulations, changes in the mix of our business amongst different tax jurisdictions, and deterioration of the performance of our business may adversely affect our effective income tax rates or operating margins and we may be required to pay additional taxes and/or tax assessments, as well as record valuation allowances relating to our deferred tax assets; (12) our goodwill and identifiable intangible assets could become impaired, which could reduce the value of our assets and reduce our net income in the year in which the write-off occurs; (13) changes in our credit rating or other market factors, such as adverse capital and credit market conditions or reductions in cash flow from operations may affect our ability to meet liquidity needs, reduce access to capital, and/or increase our costs of borrowing; (14) we cannot predict the outcome of litigation matters and other contingencies that we may be involved with from time to time; (15) Our failure to comply with the requirements of environmental regulations could adversely affect our business; (16) we face a variety of risks in our reliance on third-party service companies, including shipping companies, for the delivery of our products and outsourcing arrangements; (17) changes in accounting rules could adversely affect our future operating results; (18) our quarterly results have fluctuated significantly; (19) despite its global presence, Ingram Micro may fail to proactively identify and tap into emerging markets and geographies; (20) the possibility of our acquisition by Tianjin Tianhai / the HNA Group not being timely completed, if completed at all; and (21) prior to the completion of our acquisition by Tianjin Tianhai / the HNA Group, our business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with vendors, customers, licensees, other business partners or governmental entities, or retain key employees. We have historically instituted, and will continue to institute, changes to our strategies, operations and processes in an effort to address and mitigate risks; however, there are no assurances that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to our SEC filings, and specifically to Item 1A-Risk Factors, of our latest Annual Report on Form 10K.